Exhibit (l)(2)

750 E. PRATT STREET SUITE 900 BALTIMORE, MD 21202
T 410.244.7400 F 410.244.7742 www.Venable.com

September 12, 2024

Great Elm Capital Corp.

3801 PGA Boulevard, Suite 603

Palm Beach Gardens, Florida 33410

Re:	Rule 462(b) Registration Statement (the “Registration Statement”)

Relating to Registration Statement on Form N-2 (1933 Act File No.

333-281177) (the “Initial Registration Statement”)

Ladies and Gentlemen:

We have served as Maryland counsel to Great Elm Capital Corp., a Maryland corporation (the “Company”) and a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”), in connection with certain matters of Maryland law arising out of the registration by the Company of up to an additional $6,900,000 in aggregate principal amount of Notes (the “Notes”) (including up to $900,000 in Notes issuable pursuant to an option granted to the underwriters) of the Company, covered by the above-referenced Registration Statement to be filed by the Company with the United States Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “1933 Act”), on or about the date hereof.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Registration Statement, the Initial Registration Statement and the related form of prospectus included in the Registration Statement, substantially in the form in which it was transmitted to the Commission under the 1933 Act;

2. The charter of the Company, certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3. The Bylaws of the Company, certified as of the date hereof by an officer of the Company;

4. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

Great Elm Capital Corp.

September 12, 2024

5. Resolutions (the “Resolutions”) adopted by the Board of Directors of the Company relating to the authorization of the filing of the Registration Statement and the sale and issuance of the Notes, certified as of the date hereof by an officer of the Company;

6. A certificate executed by an officer of the Company, dated as of the date hereof; and

7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5. Prior to the issuance of the Notes, the final terms of the Notes will be established in accordance with the Resolutions and the Registration Statement.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

Great Elm Capital Corp.

September 12, 2024

1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT and the Company has the corporate power to issue the Notes.

2. The issuance of the Notes has been duly authorized and, when and if issued and delivered against payment therefor in accordance with the Resolutions and the Registration Statement, the Notes will be validly issued.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of the 1940 Act or other federal securities laws, or state securities laws, including the securities laws of the State of Maryland. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein and in the prospectus included in the Initial Registration Statement and incorporated by reference in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP